CONSENT OF INDEPENDENT ACCOUNTS
                        -------------------------------

We hereby consent to the incorporation by reference in this Registration on Form S-3 of our report dated February 15, 2000 relating to the financial statements and financial statement schedule, which appears in Trico Marine Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
April 7, 2000